UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

Calpine Generating Company, LLC

CalGen Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number:

333-117335

333-117335-40

I.R.S. Employer Identification Number:

77-0555128

20-1162632

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrants’ telephone number, including area code: (408) 995-5115

50 West San Fernando Street, San Jose, California 95113

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS.

On January 17, 2007, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), signed an order modifying its December 20, 2006, order modifying the Second Amended Final Order of the Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006, as modified by orders entered by the Bankruptcy Court on June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, and December 28, 2006 (the “Cash Collateral Order”). As described in the Calpine Generating Company, LLC (“CalGen”) Current Report on Form 8-K filed with the SEC on December 22, 2006, the December 20, 2006, order provided that CalGen shall have an allowed claim in the amount of excess cash flow transferred by CalGen against its parent, Calpine Corporation (“Calpine”) and each of the subsidiaries of Calpine that filed voluntary petitions of relief under Chapter 11 in the Bankruptcy Court (collectively, with Calpine, the “U.S. Debtors”) and a junior lien upon all assets of each of the U.S. Debtors, with the exception of Bethpage Energy Center 3, LLC. The January 17, 2007, order extends the lien exception to the assets of RockGen Energy LLC, Broad River Energy LLC, South Point Energy Center, LLC, O.L.S. Energy-Agnews, Inc., Calpine Greenleaf Holdings, Inc. and Calpine Greenleaf, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE GENERATING COMPANY, LLC

CALGEN FINANCE CORP.

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Chief Financial Officer and Treasurer

Date: January 23, 2007